Exhibit 5.2

November 14, 2024

Galmed Pharmaceuticals Ltd.

c/o Meitar Law Offices

Abba Hillel Silver Rd.,

Ramat Gan, 5250608

Re: Galmed Pharmaceuticals Ltd Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as U.S. special counsel to Galmed Pharmaceuticals Ltd., an Israeli company organized under the laws of the State of Israel (the “Company”), in connection with the filing of a registration statement on Form F-3 (the “Registration Statement”) to be filed under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”). The Registration Statement is being filed for the registration of the following securities which may subsequently be allotted and issued by the Company up to an aggregate initial offer price of $200,000,000 of (i) ordinary shares of NIS 1.80 par value per share (the “Ordinary Shares”), (ii) debt securities of the Company (“Debt Securities”), (iii) warrants to purchase Ordinary Shares (the “Warrants”), (iv) rights to purchase Ordinary Shares (“Subscription Rights”) and (v) units consisting of Ordinary Shares, one or more Debt Securities, Warrants or Subscription Rights, in any combination (“Units”) (together, the “Securities”).

For purposes of this opinion letter, we have assumed that the Debt Securities will be either senior debt securities or subordinate debt securities and will be issued pursuant to a senior debt indenture or a subordinate debt indenture, respectively (collectively, the “Indentures”), forms of which will be filed as exhibits to the Registration Statement. We have reviewed such documents and made such examination of matters of fact and questions of law as we have considered appropriate for purposes of this letter.

We are opining herein only as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agency within any jurisdiction. With respect to the laws of the State of Israel, we understand that you are relying upon the opinion, dated the date hereof, of Meitar | Law Offices, counsel to the Company in Israel, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such law as contained in such opinion of Meitar | Law Offices. We express no opinion herein regarding the validity or issuance of the Ordinary Shares, Warrants, Subscription Rights or Units, which matters are being addressed in such opinion of Meitar | Law Offices.

We have examined signed copies of the Registration Statement and have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the articles of association of the Company, as restated and/or amended to date (the “Articles”), and such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion hereinafter set forth. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

Greenberg Traurig, P.A. | Attorneys at Law
Azrieli Center, Round Tower | 132 Menachem Begin Road, 30th Floor | Tel Aviv, Israel 6701101 | T +1 +972 (0) 3 636 6000 | F +1 +972 (0) 3 636 6010
www.gtlaw.com

We have assumed (a) that each of the Securities and each applicable agreement pursuant to which such Securities will be issued will be duly authorized, executed and delivered by the parties thereto in accordance with applicable law, consistent with the procedures and terms described in the Registration Statement and the applicable Prospectus Supplement and in accordance with the Company’s Articles, (b) that each of the Securities will be validly issued, fully paid and nonassessable (to the extent applicable), (c) that the Debt Securities, the Indentures, the Warrants, the Subscription Rights and the Units will constitute legally valid and binding obligations of the parties thereto (other than the Company), enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Debt Securities, the Indentures, the Warrants, the Subscription Rights and the Units as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof, when (i) the Registration Statement, as finally amended, is declared or has otherwise become effective under the Securities Act, (ii) the Securities have been duly authorized, executed and delivered by all necessary corporate action of the Company, (iii) the specific terms of any particular series of Debt Securities have been duly established in accordance with the Indentures and applicable law and authorized by all necessary corporate action of the Company (including, without limitation, by the adoption by the board of directors of the Company of resolutions duly authorizing the issuance and delivery of such Debt Securities), and (iv) any such Debt Securities have been duly executed and issued by the Company, duly authenticated by the applicable trustee in accordance with the Indentures and duly delivered by or on behalf of the Company against payment therefor in the manner contemplated by the Registration Statement or the related prospectus and by such corporate action, (1) the Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Indentures, (2) the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms to the extent governed by New York law, (3) the Subscription Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms to the extent governed by New York law, and (4) the Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms to the extent governed by New York law.

To the extent that the obligations of the Company under the applicable indenture governing the Debt Securities may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the indenture governing such Debt Securities and (ii) that the indenture has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing that affect the rights and remedies of creditors generally and equitable principles of general applicability.

Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). This opinion is rendered to you in connection with the filing of the Registration Statement referenced above. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

We hereby consent to the reference to our firm under the caption “Legal Opinions” in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Greenberg Traurig P.A.